THIS SUBORDINATED CONVERTIBLE DEBENTURE IS SUBJECT TO A SUBORDINATION AGREEMENT, DATED AS OF JUNE , 1996 BY AND AMONG FRENCH FRAGRANCES, INC., ________________, FLEET NATIONAL BANK, AS AGENT, FLEET NATIONAL BANK, AS LENDER AND BANK OF AMERICA ILLINOIS, AS LENDER.

THIS SUBORDINATED CONVERTIBLE DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE NEGOTIATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND EXCEPT IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.

                7.5% SUBORDINATED CONVERTIBLE DEBENTURE DUE 2006

$                                                                June     , 1996
 -------------------------                                            ----

         French Fragrances, Inc., a Florida corporation (the "Company"), for value received, hereby promises to pay to [___________________________________ ]
(the "Holder"), the principal amount of [_______________________________] and
No/100 Dollars (US$_______________________________________) on May 31, 2006, or
on such earlier date on which such amount is required to be paid as set forth herein, with interest on the unpaid balance of such principal amount at the rate of seven and one-half of one percent (7.5%) per annum from the date hereof, payable on May 31 and November 30 of each year, commencing November 30, 1996, or on any accelerated maturity date hereof, until the principal hereof shall have been paid. Interest on this Debenture shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

         Unless sooner paid, the outstanding principal balance of this Debenture, together with all accrued and unpaid interest hereon, shall be due and payable in full on May 31, 2006.

         This Debenture is redeemable at the option of the Company at par in whole at any time from and after June _____, 1999 and in part at any time and from time to time at any time from and after June _____, 1999, upon notice to the Holder, provided that in each such case the closing bid quotation of the Common Stock on all twenty (20) trading days ending on the third day prior to the day on which the Company gives notice has been at least $ _________________ [200% OF THE CONVERSION PRICE (AS DEFINED BELOW)].

         For the purposes hereof, "Common Stock" means the Company's Common Stock, $.01 par value per share.

         The Holder shall have the option at any time and from time to time to convert the accrued and unpaid interest on and the outstanding principal balance of this Debenture into Common Stock at a conversion price equal to $___________ [120% OF THE OFFERING PRICE] per share (the "Conversion Price"). To effect a conversion pursuant to the preceding sentence, the Holder shall provide written notice of conversion to the Company and shall surrender the original Debenture to the Company at its principal office, accompanied by proper endorsement to the Company. The date any such notice is received by the Company shall be deemed the "Conversion Date." After the Conversion Date, the Company will issue to the Holder, or its registered nominee or its assign(s), certificate(s) for the number of shares of Common Stock into which this Debenture, or portion hereof, is to be converted, rounded upward or downward to the nearest whole share. The conversion of this

Debenture shall be deemed to have been effected prior to the close of business on the Conversion Date, and at such time the rights of the Holder shall terminate as to the converted portion of the principal and interest on this Debenture, expressly conditioned on the surrender and cancellation of this Debenture. The Company shall as promptly thereafter as possible issue a new Debenture, for any portion of the outstanding principal balance and accrued and unpaid interest evidenced by this Debenture which remains outstanding after giving effect to any such conversion.

         This Debenture is not negotiable, and is transferable only on the books of the Company by the registered Holder hereof or his duly authorized agent or attorney.

                                   ARTICLE ONE

                                   PRIORITIES

Section 1.1 SUBORDINATION TO OTHER INDEBTEDNESS OF THE COMPANY.

         The payment of the principal of, and interest on, this Debenture is subordinated, to the extent and in the manner provided in this Debenture, to the prior payment in full of all Senior Indebtedness.

         "SENIOR INDEBTEDNESS" means (a) any indebtedness of the Company for money borrowed, whether outstanding on the date of execution of this Debenture or thereafter created, assumed, or incurred (except the Parity Obligations and obligations evidenced by the Subordinated Debentures (as such terms are hereinafter defined)), and (b) any deferrals, renewals or extensions of any such Senior Indebtedness. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include any and all obligations and indebtedness of the Company under:

         (i) any bank credit agreement whether outstanding at the date of original execution of this Debenture or thereafter incurred, created or assumed,

         (ii) the Lease between National Trading Manufacturing, Inc., and the Company dated July 2, 1992, and

         (iii) the Company's Promissory Note, dated June _____, 1996, made by the Company payable to the order of [___________________] in the original principal amount of $[____________________________]
               [FIRST MORTGAGE].

         This Article One shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders or each of them may enforce such provisions.

Section 1.2 COMPANY NOT TO MAKE PAYMENTS WITH RESPECT TO THIS DEBENTURE IN
            CERTAIN CIRCUMSTANCES.

         (a) Upon the maturity of the principal of the Senior Indebtedness, or any portion thereof, by acceleration or otherwise, all principal thereof and interest thereon shall first be paid in full, or such payment duly provided for in cash in a manner satisfactory to the holders of such Senior

Indebtedness before any payment is made on account of the principal or interest on this Debenture or to acquire this Debenture.

         (b) Upon the occurrence of an event of default (or if an event of default would result upon any payment with respect to this Debenture) with respect to any portion of the Senior Indebtedness, as such event of default is defined in the instrument under which any such Senior Indebtedness is outstanding, permitting the holders to accelerate the maturity thereof, and, if the default is other than a default in payment of any principal or interest due on such Senior Indebtedness, upon written notice thereof given to the Company by the holders of such Senior Indebtedness or their representative, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal or interest on this Debenture or to acquire this Debenture.

         (c) If, notwithstanding the provisions of this Section 1.2, the Company shall make any payment to the Holder on account of the principal or interest on this Debenture after the occurrence of a default in payment of any principal or interest due on any Senior Indebtedness or after receipt by the Company of written notice as provided in this Section 1.2 of an event of default with respect to any Senior Indebtedness, then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, such payment shall be held by the Holder in trust for the benefit of, and shall be paid over and delivered to, the holders of the Senior Indebtedness or their representative for application to the payment of the Senior Indebtedness remaining unpaid to the extent necessary to pay the Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution or provision therefor to the holders of the Senior Indebtedness. The Company shall give prompt written notice to the Holder as soon as it receives written notice of any default under any of the Senior Indebtedness.

Section 1.3 THIS DEBENTURE SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF COMPANY.

         Upon any distribution of assets of the Company in connection with any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company:

         (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full of all principal and interest due thereunder before the Holder is entitled to receive any payment of principal or interest on this Debenture;

         (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder would be entitled but for the provisions of this Article One, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness or their representative to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness; and

         (c) if, notwithstanding the foregoing provisions of this Section 1.3, the Holder shall receive any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, on account of principal or interest on this Debenture before all Senior

Indebtedness is paid in full, or effective provision made for its payment, then such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative, or to the trustee under any indenture under which such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

         The Company shall give prompt written notice to the Holder of any dissolution, winding up, liquidation or reorganization of the Company.

Section 1.4 THE HOLDER TO BE SUBROGATED TO RIGHTS OF HOLDERS OF THE SENIOR
            INDEBTEDNESS.

         Subject to the payment in full of the Senior Indebtedness, the Holder shall be subrogated (on a parity basis with the holders of the other Parity Obligations) to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on this Debenture shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holder by virtue of this Article One which otherwise would have been made to the Holder shall, as between the Company and the Holder, be deemed to be payment by the Company to or on account of the Debenture, it being understood that the provisions of this Article One are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Section 1.5 OBLIGATION OF THE COMPANY UNCONDITIONAL.

         Nothing contained in this Article One or elsewhere in this Debenture is intended to or shall impair, as between the Company and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder the principal and interest on this Debenture as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the Holder and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Debenture, subject to the rights, if any, under this Article One of the holders of the Senior Indebtedness in respect of property, cash or securities of the Company received upon the exercise of any such remedy.

Section 1.6 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF COMPANY OR HOLDERS OF THE SENIOR INDEBTEDNESS.

         No right of any present or future holders of any of the Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Debenture regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

Section 1.7 ARTICLE ONE NOT TO PREVENT EVENTS OF DEFAULT.

         The failure to make a payment on account of principal or interest by reason of any provision of this Article One shall not be construed as preventing the occurrence of an Event of Default under Section 2.1.

Section 1.8 OBLIGATIONS UNDER THIS DEBENTURE RANK PARI PASSU WITH THE PARITY
            OBLIGATIONS.

         The payment of the principal of, and interest on, this Debenture is, and shall be, PARI PASSU to the obligations and indebtedness of the Company under:

   (i)   the Company's 8.0% Secured Subordinated Debentures due 2005, Series I,

  (ii) the Company's 8.0% Secured Subordinated Debentures due 2005, Series II, and

 (iii) the Company's Promissory Note, dated March 20, 1996, made by the Company payable to the order of Halston Borghese, Inc. in the original principal amount of $2,000,000.00

(the foregoing obligations and indebtedness being referred to herein as the "Parity Obligations").

Section 1.9 OBLIGATIONS UNDER THIS DEBENTURE RANK SENIOR TO THE SUBORDINATED
            DEBENTURES.

         The payment of the principal of, and interest on, this Debenture is, and shall be, superior to the obligations and indebtedness of the Company under the Company's 8.5% Junior Subordinated Debenture, Due 2001, dated as of May 10, 1996, made by the Company payable to the order of Fragrance Marketing Group, Inc., a Florida corporation ("FMG") in the original principal amount of $4,000,000.00, the Company's 8.5% Junior Subordinated Debenture, Due 2004, dated as of May 10, 1996, made by the Company payable to the order of FMG in the original principal amount of $7,000,000.00, and the Company's 8.5% Junior Subordinated Debenture, Due 2004, dated as of May 10, 1996, made by the Company payable to the order of FMG in the original principal amount of $100,034.00 (collectively, the "Subordinated Debentures").

                                   ARTICLE TWO

                               DEFAULT AND REMEDY

Section 2.1 EVENTS OR DEFAULT.

            (1) the Company fails to pay any interest on this Debenture when the same becomes due and payable and such failure continues for a period of 120 days;

            (2) the Company fails to pay any installment of principal of this Debenture when the same becomes due and payable, whether at maturity or otherwise;

            (3) the Company fails to observe or perform any of its covenants and agreements under this Debenture other than as set forth in clauses (1) and (2) above, and such failure continues for a period of 30 days;

            (4) there occurs an event of default under any Senior Indebtedness or under the terms of any of the Parity Obligations of the Company;

            (5) the Company shall (a) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee, or commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or any such petition or application shall have been filed, or (b) any such proceeding shall have been commenced against the Company in which an order for relief is entered or which remains undismissed for a period of thirty (30) days or more;

            (6) the Company shall generally not pay its debts as such debts become due or admit in writing its inability to pay its debts as they become due; or

            (7) any substantial property of the Company is taken possession of or seized at the instance of any governmental authority.

Section 2.2 ACCELERATION.

         If an Event of Default under Section 2.1 occurs, the entire outstanding principal balance of, and all accrued and unpaid interest on, this Debenture shall immediately become due and payable.

Section 2.3 NOTICE.

         The Company shall promptly give notice to the Holder of the occurrence of an Event of Default.

                                  ARTICLE THREE

                                  MISCELLANEOUS

Section 3.1 LIMITATION ON OBLIGATION OF COMPANY.

         Anything herein to the contrary notwithstanding, the obligations of the Company under this Debenture shall be subject to the limitation that payments of interest to the Holder shall not be required to the extent that receipt of any such payment by such Holder would be contrary to provisions of law applicable to such Holder (if any) which limit the maximum rate of interest which may be charged or collected by such Holder. In the event that the Company makes any payment of interest, fees, or other charges, however denominated, which payment results in interest paid by the Company exceeding the maximum rate of interest permitted by applicable law, any excess over such maximum shall be applied in reduction of the principal balance owed to the Holder as of the date of such payment, or if such excess exceeds the amount of principal owed to the Holder as of the date of such payment, the difference shall be paid by the Holder to the Company.

Section 3.2  COST OF ENFORCEMENT.

         The Company shall pay all costs incurred by any holder of this Debenture, including reasonable attorney's fees (including those for appellate proceedings), in connection with the collection or attempted collection or enforcement of this Debenture, whether or not legal proceedings may have been instituted.

Section 3.3   WAIVER BY COMPANY.

         The Company waives presentment for payment, demand, protest, notice of dishonor, notice of acceleration of maturity, and all defenses on the ground of extension of time for payment hereof, and agrees to continue and remain bound for the payment of principal, interest, and all other sums payable hereunder, notwithstanding any change or changes by way of release, surrender, exchange, or substitution of any security for this Debenture or by way of any extension or extensions of time for payment of principal and interest; and the Company waives all and every kind of notice of such change or changes and agrees that the same may be made without notice to or consent of the Company.

Section 3.4  NO WAIVER BY HOLDER.

         No course of dealing between the Company and the Holder and no delay or omission on the part of such Holder in exercising any rights under this Debenture shall operate as a waiver of the rights of the Holder. No failure to insist upon the strict provisions of any covenant, term, condition or other provision of this Debenture or to exercise any right or remedy thereunder shall constitute a waiver by the Holder of any such covenant, term, condition or other provision or of any default or Event of Default in connection therewith. The waiver of any covenant, term, condition or other provision hereof or default or Event of Default hereunder on one occasion shall not be construed as a bar to or a waiver of any right or remedy on any future occasion and shall not affect or alter this Debenture except to the extent specifically provided in the instruments setting forth such waiver, and every covenant, term, condition and other provision of this Debenture shall, in such event, continue in full force and effect.

Section 3.5  CUMULATIVE REMEDIES.

         The rights and remedies of the Holder as provided herein shall be cumulative and concurrent and may be pursued singularly, successively or together at the sole discretion of the Holder, and may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

Section 3.6  GOVERNING LAW.

         This Debenture shall be governed by the laws of the State of Florida, without regard to its conflict of law doctrine.

                                                 FRENCH FRAGRANCES, INC., a
                                                 Florida corporation

                                                 By:
                                                    ----------------------------
                                                    Rafael Kravec
                                                    President

STATE of        )
                )
COUNTY of       )

         The foregoing instrument was acknowledged before me this ______ day of ____________ , 1996 by _________________________, the _______________________of
FRENCH FRAGRANCES, INC., a Florida corporation, on behalf of the corporation. He/she is personally known to me or has produced ____________________________ as identification.

                                    --------------------------------------------
                                    Notary Public

My Commission Expires: